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                                                                    EXHIBIT 15.1


November 6, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that AirTouch Communications, Inc. has incorporated by reference our report dated November 6, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statement on Form S-8 to be filed on or about November 9, 1998. We are also aware of our responsibilities under the Securities Act of 1933.




Very truly yours,

/s/ PricewaterhouseCoopers LLP




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